Exhibit 4.3

HILLEVAX, INC.

NOTE PURCHASE AGREEMENT

August 31, 2021

i

	7.7	Protective Provisions	43
	7.8	Directors’ and Officers’ Insurance	43
	7.9	Observer Rights	43
	7.10	Confidentiality	44

8.	Miscellaneous		45

	8.1	Successors and Assigns	45
	8.2	Governing Law	45
	8.3	Counterparts; Delivery	45
	8.4	Titles and Subtitles	46
	8.5	Notices	46
	8.6	Finder’s Fee	47
	8.7	Expenses	47
	8.8	Entire Agreement; Amendments and Waivers	47
	8.9	Effect of Amendment or Waiver	48
	8.10	Severability	48
	8.11	“Market Stand-Off” Agreement	48
	8.12	Financing Documents	49
	8.13	MFN Right	49
	8.14	Exculpation Among Lenders	49
	8.15	Acknowledgement	50
	8.16	Indemnity; Costs, Expenses and Attorneys’ Fees	50
	8.17	Further Assurance	50
	8.18	Dispute Resolution	50
	8.19	Waiver of Jury Trial	50
	8.20	Survival	51
	8.21	Spousal Consent	51
	8.22	Limitation of Liability; Freedom to Operate Affiliates.	51

Exhibits

Exhibit A	–	Form of Note
Exhibit B	–	Rule 506(D) Bad Actor Representations
Exhibit C	–	List of Common Holders
Exhibit D	–	Form of Management Rights Letter
Exhibit E	–	Form of Indemnification Agreement
Exhibit F	–	Disclosure Schedule
Exhibit G	–	Form of Adoption Agreement
Exhibit H	–	Form of Spousal Consent

ii

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (“Agreement”) is made as of August 31, 2021, by and among HilleVax, Inc., a Delaware corporation (the “Company”), and the lenders (each, a “Lender” and collectively, the “Lenders”) named on the Schedule of Lenders attached hereto (the “Schedule of Lenders”), and the Common Holders (as defined herein) (collectively, the “Parties”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 below.

WHEREAS, each of the Lenders intends to provide certain Consideration to the Company as described for each Lender on the Schedule of Lenders;

WHEREAS, the parties wish to provide for the sale and issuance of certain Notes in return for the provision by the Lenders of the Consideration to the Company; and

WHEREAS, the parties intend for the Company to issue in return for the Consideration one or more Notes that are convertible into shares of the Company’s Equity Securities.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.    Definitions.

(a)    “Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management or advisory company with, such Person, and with respect to a Person that is an investment fund, its other equityholders, partners (including partners and affiliated partnerships managed by the same management company or managing (general) partner or by any Person that is an Affiliate with such management company or managing (general) partner), members and a trust for the benefit of such other equityholders of such Person.

(b)    “Board” means the Board of Directors of the Company.

(c)    “Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended.

(d)    “Common Holder” means a holder of Common Stock listed on Exhibit C attached hereto (collectively, the “Common Holders”).

(e)    “Common Stock” means shares of common stock, par value $0.0001, of the Company.

(f)    “Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases that are owned or used by or are necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(g)    “Consideration” means the amount of money paid by each Lender pursuant to this Agreement as shown on the Schedule of Lenders in the form of a check, wire transfer, cancellation or exchange of indebtedness, or any combination thereof.

(h)    “Conversion Cap Price Per Share” means the quotient obtained by dividing the following:

(i)    the Valuation Cap less the aggregate principal amount and accrued interest under the Notes, by

(ii)    the Pre-closing Capitalization.

(i)    “Conversion Price” means:

(i)    with respect to a conversion pursuant to Section 2.2(a) below, the lesser of (A) the Discounted Conversion Price or (B) the Conversion Cap Price Per Share;

(ii)    with respect to a conversion pursuant to Section 2.2(b) below, the Non-Qualified Discounted Conversion Price;

(iii)    with respect to a conversion pursuant to Section 2.2(c) below, the Conversion Cap Price Per Share;

(iv)    with respect to a conversion pursuant to Section 2.2(d) below, the lesser of (A) the Discounted Conversion Price or (B) the Conversion Cap Price Per Share;

(v)    with respect to a conversion pursuant to Section 2.2(e) below, the Conversion Cap Price Per Share; and

(vi)    with respect to a conversion pursuant to Section 2.2(f) below, the lesser of (A) the Discounted SPAC Price or (B) the Conversion Cap Price Per Share.

(j)    “Conversion Shares” shall, for purposes of determining the type of Equity Securities issuable upon conversion of the Notes, mean:

(i)    if the Notes are converted to equity pursuant to Section 2.2(a) below, the Equity Securities issued in the Next Equity Financing;

(ii)    if the Notes are converted to equity pursuant to Section 2.2(b) below, the Equity Securities issued in the Non-Qualified Next Equity Financing;

(iii)    if the Notes are converted to equity pursuant to Section 2.2(c) below, shares of Common Stock;

(iv)    if the Notes are converted to equity pursuant to Section 2.2(d) below, shares of Common Stock;

(v)    if the Notes are converted to equity pursuant to Section 2.2(e) below, shares of Common Stock; and

(vi)    if the Notes are converted to equity pursuant to Section 2.2(f) below, shares of Common Stock.

(k)    “Corporate Transaction” means (A) the closing of the sale, transfer or other disposition of all or substantially all of this Company’s assets, (B) the consummation of the merger or consolidation of this Company with or into another entity (except a merger or consolidation in which the holders of capital stock of this Company immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of this Company or the surviving or acquiring entity in substantially identical proportions and with substantially identical rights, preferences, privileges and restrictions as existed immediately prior to such transaction), (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of this corporation’s securities), of this Company’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of this Company (or the surviving or acquiring entity) (a “Stock Sale”) or (D) a liquidation, dissolution or winding up of this Company; provided, however, that a transaction shall not constitute a Corporate Transaction if its sole purpose is to change the state of this Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held this Company’s securities immediately prior to such transaction. Notwithstanding the prior sentence, the sale of shares of Preferred Stock in a bona fide financing transaction for the purposes of raising operating capital to bona fide institutional, venture capital, private equity and similar investors shall not be deemed a “Corporate Transaction.”

(l)    “Discounted Conversion Price” shall equal 80% of the New Purchase Price.

(m)    “Discounted SPAC Price” shall equal 80% of the price per share of Common Stock implied by the nominal value of the Company in the SPAC transaction. For the avoidance of doubt, the nominal value of the Company shall not include any Earn-Out Consideration. For the avoidance of doubt, the nominal value shall be calculated based upon the valuation of the Company implied in the business combination agreement at the signing, and shall not take into account any changes in pricing based upon changes in the share price of the publicly traded SPAC shares.

(n)    “Equity Securities” means the Company’s Common Stock or Preferred Stock or any securities conferring the right to purchase the Company’s Common Stock or Preferred Stock or securities directly or indirectly convertible into, or exchangeable for (with or without additional consideration), the Company’s Common Stock or Preferred Stock.

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(q)    “Frazier” means Frazier Life Sciences X, L.P.

(r)    “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

(s)    “Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 7.5(j) of this Agreement.

(t)    “Initial Public Offering” means the closing of the issuance and sale of shares of Equity Securities of the Company in the Company’s first firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act in which the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $75,000,000 (excluding the aggregate amount of debt securities converted into Equity Securities upon conversion of convertible indebtedness, including, without limitation, the Notes converted pursuant to Section 2.2 below) or such lesser amount as may be approved by the Requisite Noteholders.

(u)    “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

(v)    “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

(w)    “Maturity Date” means August 31, 2022.

(x)    “New Purchase Price” means the lowest price paid per share in cash for Equity Securities by the investors in the Initial Public Offering, Next Equity Financing or the Non-Qualified Next Equity Financing, as applicable, other than as a result of conversion of indebtedness (including the Notes).

(y)    “Next Equity Financing” means the next sale (or series of related sales) by the Company of its Equity Securities following the date of this Agreement primarily for bona fide equity financing purposes from which the Company receives gross proceeds of not less than $75,000,000 (excluding the aggregate amount of debt securities converted into Equity Securities upon conversion of convertible indebtedness, including, without limitation, the Notes converted pursuant to Section 2.2 below).

(z)    “Non-Qualified Discounted Conversion Price” shall equal the Discounted Conversion Price unless otherwise agreed between the Company and Requisite Noteholders.

(aa)    “Non-Qualified Next Equity Financing” means the next sale (or series of related sales) by the Company of its Equity Securities following the date of this Agreement primarily for bona fide equity financing purposes from which the Company receives gross proceeds of less than $75,000,000 (excluding the aggregate amount of debt securities converted into Equity Securities upon conversion of convertible indebtedness, including, without limitation, the Notes converted pursuant to Section 2.2 below).

(bb)    “Notes” means the one or more promissory notes issued to each Lender pursuant to Section 2.1 below, the form of which is attached hereto as Exhibit A.

(cc)    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(dd)    “Pre-closing Capitalization” means the sum determined immediately prior to the applicable conversion of the Notes of:

(i)    the number of shares of Common Stock of the Company then outstanding immediately prior to the closing of the applicable conversion event, plus

(ii)    the number of shares of Common Stock issuable, directly or indirectly, upon the exercise or conversion of exercisable or convertible securities (other than the Notes) then outstanding immediately prior to the closing of the applicable conversion event, plus

(iii)    the number of shares of capital stock (determined on an as converted to Common Stock basis) reserved for issuance under the Company’s equity incentive plans (net of any such shares underlying securities included in clause (ii) of this definition) including, in the event of a conversion of the Notes in the Next Equity Financing, any increase in the number of such reserved shares expressly required by the terms and conditions of such Next Equity Financing; provided that, for purposes of a conversion pursuant to Section 2.2(d), any shares reserved as part of an equity incentive plan or employee stock purchase plan adopted in connection with an Initial Public Offering shall not be included in this clause (iii).

For the sake of clarity, in connection with a Qualified SPAC, the Company’s “Pre-closing Capitalization” shall exclude any shares of the SPAC issued or issuable to investors in such Qualified SPAC transaction or related SPAC PIPE Offering.

(ee)    “Preferred Stock” means shares of preferred stock of the Company.

(ff)    “Qualified SPAC” shall mean (i) the closing of a merger with a publicly listed special purpose acquisition company (a “SPAC”) and (ii) resulting in at least $75,000,000.00 of proceeds to the Company (excluding the aggregate amount of debt securities converted into Equity Securities upon conversion of convertible indebtedness, including, without limitation, the Notes).

(gg)    “register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(hh)    “Registrable Securities” means (i) the Equity Securities issued or issuable, directly or indirectly, upon conversion of the Notes in accordance with the terms of this Agreement, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which his, her or its rights under Section 7.5 of this Agreement are not assigned, (ii) any shares of Common Stock held by Frazier and (iii) any shares of Common Stock (including shares of Common Stock issuable upon the exercise or conversion of any securities exercisable or convertible into shares of Common Stock) held by Takeda; excluding for purposes of Sections 7.5 and 8.8 any shares for which registration rights have terminated pursuant to Section 7.5(l) of this Agreement. In addition, the number of shares of Registrable Securities outstanding shall equal the aggregate of the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable, directly or indirectly, pursuant to then exercisable or convertible securities that are, Registrable Securities.

(ii)    “Requisite Noteholders” means the holders of not less than a majority in interest of the aggregate outstanding principal amount of the Notes, including Frazier.

(jj)    “Rule 144” means Rule 144 under the Securities Act.

(kk)    “Rule 144(b)(1)(i)” means subsection (b)(1)(i) of Rule 144 under the Securities Act as it applies to Persons who have held shares for more than one (1) year.

(ll)    “Rule 405” means Rule 405 under the Securities Act.

(mm)    “SEC” means the Securities and Exchange Commission.

(nn)    “Securities Act” means the Securities Act of 1933, as amended.

(oo)    “Shares” means and include any securities of the Company the holders of which are entitled to vote for one or more members of the Board, including without limitation, all shares of Common Stock, by whatever name called, now owned or subsequently acquired by a stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

(pp)     “SPAC PIPE Offering” shall mean an equity financing in connection with the SPAC for the subscription and purchase of shares of the SPAC on or around the closing of the Qualified SPAC.

(qq)    “Takeda” means Takeda Vaccines, Inc.

(rr)    “Takeda Agreements” means the Takeda License, Takeda Supply Agreement and Takeda Equity Documents.

(ss)    “Takeda License” means that certain License Agreement by and between the Company and Takeda dated July 2, 2021.

(tt)     “Takeda Equity Documents” means that certain Stock Issuance Agreement and Warrant to Purchase Shares of Common Stock by and between the Company and Takeda and the other requisite parties thereto.

(uu)    “Takeda Supply Agreement” means that certain Clinical Supply Agreement by and between the Company and Takeda dated July 2, 2021.

(vv)    “Transfer” means any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, without limitation, transfers pursuant to divorce or legal separation, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary, involuntarily or by operation of law, directly or indirectly, of any of the Equity Securities.

(ww)    “Valuation Cap” means $500,000,000.

2.    Terms of the Convertible Notes.

2.1    Issuance of Convertible Notes. In return for the Consideration paid by each Lender, the Company shall sell and issue to such Lender one or more Notes. Each Note shall have a principal balance equal to the Consideration paid by such Lender for the Note, as set forth in the Schedule of Lenders. Each Note shall be convertible into Conversion Shares pursuant to Section 2.2 below.

2.2    Right to Convert Notes.

(a)    Next Equity Financing. The then outstanding principal and unpaid accrued interest of each Note shall be automatically converted into Conversion Shares upon the closing of the Next Equity Financing. Notwithstanding the foregoing, accrued interest on each Note may be paid in cash upon mutual agreement of the Company and the applicable Lender. The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the outstanding principal and unpaid accrued interest on a Note to be converted on the date of conversion by (ii) the Conversion Price. At least twenty (20) calendar days prior to the closing of the Next Equity Financing, the Company shall notify the holder of each Note in writing of the terms (in reasonable summary detail) under which the Equity Securities will be sold in such financing. Subject to Section 8.12 below, the issuance of Conversion Shares pursuant to the conversion of each Note shall otherwise be upon and subject to the same terms and conditions applicable to the Equity Securities sold in the Next Equity Financing.

(b)    Non-Qualified Next Equity Financing. The then outstanding principal and unpaid accrued interest of each Note shall be automatically converted, upon the written election of the Requisite Noteholders, into Conversion Shares upon the closing of the Non-Qualified Next Equity Financing. Notwithstanding the foregoing, accrued interest on each Note may be paid in cash upon mutual agreement of the Company and the applicable Lender. The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the outstanding principal and unpaid accrued interest on a Note to be converted on the date of conversion by (ii) the Conversion Price. At least twenty (20) calendar days prior to the closing of the Non-Qualified Next Equity Financing, the Company shall notify the holder of each Note in writing of the terms (in reasonable summary detail) under which the Equity Securities will be sold in such financing. Subject to Section 8.12 below, the issuance of Conversion Shares pursuant to the conversion of each Note shall otherwise be upon and subject to the same terms and conditions applicable to the Equity Securities sold in the Non-Qualified Next Equity Financing. If the Requisite Noteholders elect to convert the Notes into Conversion Shares in connection with the Non-Qualified Next Equity Financing, the Requisite Noteholders shall inform the Company of such election within twenty (20) calendar days after such notice is effectively given by the Company pursuant to Section 8.5 hereof. In the event that the Requisite Noteholders fail to inform the Company of such election within such twenty (20) calendar day period, the Notes shall thereafter cease to be convertible into Conversion Shares to be issued pursuant to the Non-Qualified Next Equity Financing; provided, however, such Note shall continue to accrue interest at the interest rate applicable to such Note until the redemption or conversion thereof.

(c)    Treatment upon Maturity. If the Next Equity Financing, Non-Qualified Next Equity Financing pursuant to which such Note has converted, Corporate Transaction or Initial Public Offering has not occurred on or before the Maturity Date, the principal and unpaid accrued interest of each Note may be converted, at any time following the Maturity Date, at the option of the holder thereof, into Conversion Shares; provided that each Note, to the extent such Note has not already been converted into Conversion Shares at the option of the holder thereof, shall be due and payable in cash following the Maturity Date solely upon demand of the Requisite Noteholders, which demand notice shall be delivered in writing to the Company and each other Lender in accordance with Section 8.5 hereof. The number of Conversion Shares to be issued upon conversion shall be equal to the quotient obtained by dividing (i) the outstanding principal and unpaid accrued interest due on a Note to be converted on the date of the conversion by (ii) the Conversion Price. Notwithstanding anything to contrary in this Section 2.2(c), in the event that a Note is not converted pursuant to this Section 2.2(c) and a Next Equity Financing, Non-Qualified Next Equity Financing pursuant to which such Note has converted, Corporate Transaction or Initial Public Offering has not occurred on or before the third (3rd) anniversary of the Closing, then on such third (3rd) anniversary, the outstanding principal and accrued interest shall become immediately due and payable.

(d)    Initial Public Offering. Notwithstanding subsections (a), (b) or (c) above, in the event of an Initial Public Offering prior to full payment of a Note or the prior conversion of a Note (as provided herein), all outstanding principal and unpaid accrued interest due on such Note shall be converted into Conversion Shares immediately prior to the closing of the Initial Public Offering. The number of Conversion Shares to be issued upon conversion shall be equal to the quotient, obtained by dividing (x) the outstanding principal and unpaid accrued interest due on a Note to be converted on the date of the conversion by (y) the Conversion Price.

(e)    Corporate Transaction. In the event of a Corporate Transaction prior to full payment of a Note or the prior conversion of a Note (as provided herein), the greater of (i) an amount equal to two times (2x) the then outstanding principal and accrued interest due on such Note or (ii) an amount equal to the proceeds (including, for the avoidance of doubt, any escrowed or contingent consideration payable to stockholders in such Corporate Transaction) which would be payable assuming all outstanding principal and unpaid accrued interest due on such Note were converted into Conversion Shares immediately prior to the closing of the Corporate Transaction shall be due and payable in full prior to the closing of the Corporate Transaction. The number of Conversion Shares which would be issued upon conversion shall be equal to the quotient, obtained by dividing (x) the outstanding principal and unpaid accrued interest due on a Note to be converted on the date of the conversion by (y) the Conversion Price.

(f)    Qualified SPAC. The then outstanding principal and unpaid accrued interest of each Note shall be automatically converted (and each Lender hereby consents to such automatic conversion pursuant to the terms of this Agreement) into Conversion Shares immediately prior to the closing of the Qualified SPAC. The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the outstanding principal and unpaid accrued interest on a Note to be converted on the date of conversion by (ii) the applicable Conversion Price.

(g)    No Fractional Shares. Upon the conversion of a Note into Conversion Shares, in lieu of any fractional shares to which the holder of the Note would otherwise be entitled, the Company shall pay the Note holder cash equal to such fraction multiplied by the Conversion Price.

(h)    Mechanics of Conversion. The Company shall not be required to issue or deliver the Conversion Shares with respect to any Note until (i) the holder of such Note has (A) surrendered such Note to the Company or (B) provided the Company evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of such Note, including but not limited to an indemnity agreement reasonably satisfactory in form and amount to the Company, and (ii) (A) the closing of the applicable Next Equity Financing, Non-Qualified Next Equity Financing pursuant to which such Note is converted, Initial Public Offering, Corporate Transaction or Qualified SPAC, or (B) the Maturity Date in the event such Note converts pursuant to Section 2.2(c). Additionally, before any Note holder shall be entitled to convert such holder’s Note into Conversion Shares pursuant to Section 2.2(b), such holder shall give written notice to the Company of the election to convert such Note into Conversion Shares.

3.    Closing Mechanics.

3.1    Closing. The closing (the “Closing”) of the purchase of the Notes in return for the Consideration paid by each Lender (as set forth on the Schedule of Lenders)

shall take place remotely via teleconference, e-mail or likewise at 10 a.m., on August 31, 2021, or at such other time and place as the Company and Lenders purchasing a majority in interest of the aggregate principal amount of the Notes to be sold at the Closing agree upon orally or in writing. At the Closing, each Lender shall deliver the Consideration to the Company set forth opposite such Lender’s name on the Schedule of Lenders and the Company shall deliver to each Lender one or more executed Notes in return for the respective Consideration provided to the Company. In the event that payment by a Lender is made, in whole or in part, by cancellation or exchange of indebtedness, then such Lender shall surrender to the Company for cancellation or exchange at the Closing any evidence of such indebtedness.

3.2    Conditions of Lenders’ Obligations at Closing. The obligations of each Lender under Section 3.1 of this Agreement are subject to the fulfillment on or before such Closing of each of the following conditions, the waiver of which shall not be effective against any Lender who does not consent thereto:

(a)    Representations and Warranties. The representations and warranties of the Company contained in Section 4 shall be true on and as of the Closing.

(b)    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the special counsel for the Lenders, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

(c)    Board of Directors. On or prior to the Closing, the directors of the Company shall be Robert Hershberg, M.D., Ph.D., Patrick Heron, Jaime Sepulveda, M.D., M.P.H., Ph.D., Susan Silbermann, Julie Gerberding, M.D., M.P.H., Jeryl Hilleman, Shelley Chu, M.D., Ph.D. Elise Wang and Rajeev Venkayya and there shall be one vacancy on the Board.

(d)    Management Rights Letter. On or prior to the Closing, the Company and each Lender that has requested one shall have entered into a Management Rights Letter in the forms attached hereto as Exhibit D.

(e)    Indemnification Agreement. The Company and each member of the Board shall have entered into an Indemnification Agreement in the form attached hereto as Exhibit E.

(f)    Issuance of Notes. Such Lender shall have received from the Company a duly executed Note as required by this Agreement.

3.3     Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Lender under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Lender:

(a)    Representations and Warranties. The representations and warranties of the Lenders contained in Section 5 shall be true on and as of the Closing.

(b)    Payment of Consideration. The Lender shall have delivered the Consideration specified in Section 3.1.

4.    Representations and Warranties of the Company. The Company hereby represents and warrants to each Lender that, except as set forth on the Disclosure Schedule attached as Exhibit F to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 4, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 4 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

4.1    Organization, Good Standing and Qualification. The Company is a corporation duly incorporated and organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

4.2    Capitalization.

(a)    The authorized capital of the Company consists, immediately prior to the Closing, of 10,000,000 shares of Common Stock, 5,663,000 of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(b)    The Company has not authorized any shares of Preferred Stock.

(c)    1,766,500 shares of Common Stock are authorized for issuance to employees, consultants and directors pursuant to the HilleVax, Inc. 2021 Equity Incentive Plan, none of which are subject to outstanding option awards.

(d)    Section 4.2(d) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Closing including the number of shares of the following: (i) issued and outstanding Common Stock, including, with respect to restricted Common Stock, vesting schedule and repurchase price; and (ii) warrants or stock purchase rights, if any. Except for (A) the conversion privileges of the Notes to be issued under this Agreement, (B) the rights provided in Section 7.2 of this Agreement, and (C) the securities and rights described in Section 4.2(d) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock. All outstanding shares of the Company’s Common Stock and all shares of the Company’s Common Stock underlying outstanding options are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii)

a lock-up or market standoff agreement of not less than one hundred eighty (180) days following the Initial Public Offering pursuant to a registration statement filed with the SEC under the Securities Act.

(e)    Unless otherwise set forth in Section 4.2(d) of the Disclosure Schedule, none of the Company’s stock purchase agreements contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. The Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

4.3    Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

4.4    Authorization. Except for the authorization and issuance of the shares issuable, directly or indirectly, in connection with the conversion of the Notes, all corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Notes. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement and the Notes, the valid and enforceable obligations they purport to be.

4.5    Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Certificate of Incorporation or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (v) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the issuance and delivery of the Notes and the Conversion Shares, and any shares of Common Stock directly or indirectly issued in respect thereof, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

4.6    Governmental Consents and Filings. Assuming the accuracy of the representations made by the Lenders in Section 5 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, other than a Form D or other qualifications or filings under applicable federal and state securities laws, which qualification or filings will be made on a timely basis.

4.7    Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened in writing (i) against the Company or any officer, director or Key Employee of the Company arising out of their employment or board relationship with the Company; (ii) that questions the validity of this Agreement or the Notes or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby; or (iii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

4.8    Intellectual Property. Except as set forth in Section 4.8 of the Disclosure Schedule, the Company owns or possesses all Company Intellectual Property without any known conflict with, or infringement of, the rights of others, including prior employees or consultants, or academic or medical institutions with which any of them may be affiliated now or may have been affiliated in the past. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party in the absence of a license to such intellectual property rights. Other than with respect to the Takeda Agreements or commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any communications alleging that the Company has infringed, or by conducting its business, would infringe any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. To the Company’s knowledge, no third party is infringing any of the Company Intellectual Property. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company that are not otherwise the subject of the Takeda Agreements, including prior employees or consultants, or academic or medical institutions with which any of them may be affiliated now or may have been affiliated in the past. Each employee and consultant has assigned to the Company all intellectual property rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with the Company that (a) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Company’s business as then conducted or as then proposed to be conducted, (b) were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or information or (c) resulted from the performance of services for the Company. Section 4.8 of the Disclosure Schedule lists all patents, patent applications, registered trademarks, trademark applications, service marks, service mark applications, tradenames, registered copyrights, and licenses to and under any of the foregoing, in each case owned by the Company. The Company has not embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement. For purposes of this Section 4.8, the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws. No government funding, facilities of a university, college, other educational institution or research center, was used in the development of any Company Intellectual Property that is owned by the Company. To the Company’s knowledge, no Person who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, university, college, or other educational institution or research center in a manner that would adversely affect the Company’s rights in the Company Intellectual Property.

4.9    Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

4.10    Absence of Undisclosed Liabilities. The Company does not have any liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, in any case which has, or is reasonably likely to have, a Material Adverse Effect. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any indebtedness of any other Person.

4.11    Valid Issuance of Conversion Shares. The Conversion Shares to be issued, sold and delivered upon conversion of the Notes and any shares of Common Stock issued or issuable in respect thereof, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Lenders in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

4.12    CFIUS. The Company does not produce, design, test, manufacture, fabricate, or develop one or more “critical technologies,” as that term is defined at 31 C.F.R. § 800.215.

4.13    Disclosure. The Company has made available to the Lenders all the information reasonably available to the Company that the Lenders have requested for deciding whether to purchase the Notes. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to the Lenders at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to the Lenders, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

4.14    Absence of Side Letters. Except as set forth on Section 4.14 of the Disclosure Schedule and as contemplated in this Agreement and the Notes, there are no additional agreements, understandings or “side letters” between the Company and any of the Lenders with respect to the transactions contemplated hereby.

4.15    Preclinical Development and Clinical Trials. Except as set forth in Section 4.15 of the Disclosure Schedule, the studies, tests, preclinical development and clinical trials, if any, conducted by or on behalf of the Company are being conducted in all material respects in accordance with all applicable laws and regulations, including the Federal Food, Drug, and Cosmetic Act. Except as set forth in Section 4.15 of the Disclosure Schedule, the Company is not aware of any studies, tests, development or trials the results of which reasonably call into question the results of the studies, tests, development and trials conducted by or on behalf of the Company, and the Company has not received any written notices or correspondence from the U.S. Food and Drug Administration (“FDA”) or any other governmental entity or any institutional review board or comparable authority requiring the termination or suspension of any studies, tests, preclinical development or clinical trials conducted by or on behalf of the Company.

4.16    FDA Approvals. The Company possesses all permits, licenses, registrations, certificates, authorizations, orders and approvals from the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as now conducted (collectively, “Permits”), except where the failure to possess such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received any notice of proceedings relating to the suspension, modification, revocation or cancellation of any material Permit. Neither the Company nor, to the Company’s knowledge, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct that has previously caused or would reasonably be expected to result in (A) disqualification or debarment by the FDA under 21 U.S.C. Sections 335(a) or (b), or any similar law, rule or regulation of any other governmental entities, (B) debarment, suspension, or exclusion under any federal healthcare programs or by the General Services Administration, or (C) exclusion under 42 U.S.C. Section 1320a-7 or any similar law, rule or regulation of any governmental entities. Neither the Company nor any of its officers, employees, or, to the Company’s knowledge, any of its contractors or agents is the subject of any pending or, to the Company’s knowledge, threatened investigation by FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” policy as stated at 56 Fed. Reg. 46191 (September 10, 1991) (the “FDA Application Integrity Policy”) and any amendments thereto, or by any other similar governmental entity pursuant to any similar policy. Neither the Company nor, to the Company’s knowledge, any of its officers, employees, contractors, and agents has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for FDA to invoke the FDA Application Integrity Policy or for any similar governmental entity to invoke a similar policy.

4.17    FDA Regulation. The Company is and has been in compliance with all applicable laws administered or issued by the FDA or any similar governmental entity, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.    Representations, Warranties and Additional Agreements of the Lenders.

5.1    Representations and Warranties of the Lenders. In connection with the transactions provided for herein, each Lender hereby represents and warrants to the Company that, solely with respect to such Lender (and not with respect to any other Lender):

(a)    Authorization. This Agreement constitutes such Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Each Lender represents that it has full power and authority to enter into this Agreement.

(b)    Purchase Entirely for Own Account. Each Lender acknowledges that this Agreement is made with Lender in reliance upon such Lender’s representation to the Company that the Notes, the Conversion Shares, and any Common Stock issuable, directly or indirectly, upon conversion of the Conversion Shares (collectively, the “Securities”) will be acquired for investment for Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Lender further represents that such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(c)    Disclosure of Information. Each Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Each Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

(d)    Investment Experience. Each Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, each Lender also represents it has not been organized solely for the purpose of acquiring the Securities.

(e)    Accredited Investor. Each Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect (“Rule 501”). If such Lender has been organized for the purpose of acquiring the Securities, each holder of securities of such Lender, or holder of any right to acquire such securities or any of the Securities, is an “accredited investor” pursuant to Rule 501.

(f)    Restricted Securities. Each Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Each Lender represents that it is familiar with Rule 144 and understands the resale limitations imposed thereby and by the Securities Act.

5.2    Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, until the end of the applicable market stand-off period contemplated under Section 8.11 (or any similar lock-up period) following the Initial Public Offering, each Lender further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 5 and Section 8.11 and the transferring Lender has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

Lender shall not make any disposition of any of the Securities to any person that would result in the Company being ineligible to rely on Rule 506 of Regulation D in regards to the issuance of the Securities or any subsequent issuance of securities of the Company, as such in either case is in good faith determined by the Company.

Notwithstanding anything herein to the contrary, each Lender may freely transfer the Securities to its Affiliates without restriction.

5.3    Legends. It is understood that the Securities may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE

REGISTRATION STATEMENT UNDER THE ACT OF 1933 OR SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.”

5.4    Bad Actor Representations and Covenants. Each Lender that is among the Persons identified in Rule 506(d)(1) of Regulation D (a “Covered Person”) hereby represents and warrants to the Company that such Lender has not been convicted of any of the felonies or misdemeanors or has been subject to any of the orders, judgments, decrees or other conditions set forth in Rule 506(d) of Regulation D promulgated by the SEC, which are excerpted in their current form on Exhibit B. Each Lender covenants that if it is then a Covered Person to provide immediate written notice to the Company in the event such Lender is convicted of any felony or misdemeanor or becomes subject to any order, judgment, decree or other condition set forth in Rule 506(d) of Regulation D promulgated by the SEC, as may be amended from time to time. Each Lender covenants to provide such information to the Company as the Company may reasonably request in order to comply with the disclosure obligations set forth in Rule 506(e) of Regulation D promulgated by the SEC, as may be amended from time to time.

5.5    Exculpation Among Lenders. Each Lender acknowledges that it is not relying upon any person, firm or corporation, other than the Company, in making its investment or decision to invest in the Company. Each Lender agrees that no Lender nor the respective controlling persons, officers, directors, partners, agents, or employees of any Lender shall be liable to any other Lender for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

6.    Defaults and Remedies.

6.1    Events of Default. Any of the following events shall be considered an “Event of Default” with respect to each Note:

(a)    The Company shall default in the payment of any part of the principal or unpaid accrued interest on the Note, (i) for more than two (2) days after demand for payment therefor by the Requisite Noteholders following the Note becoming due and payable pursuant to the terms and conditions of the Notes, (ii) following the third (3rd) anniversary of the Closing, for more than two (2) days after demand for payment therefor by any Lender pursuant to the terms and conditions of this Agreement, or (iii) after a date fixed by acceleration or otherwise;

(b)    The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company;

(c)    Within thirty (30) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within thirty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

(d)    Within thirty (30) days after the Company becomes involved in litigation that threatens to materially and adversely affect the Company’s business, operations, assets, results of operations or prospects, if the Company’s involvement has not terminated by such date in a manner that does not and could not reasonably be expected to materially and adversely affect the Company’s business, operations, assets, results of operations or prospects;

(e)    Any default or defined event of default that has not otherwise been cured or forgiven within fifteen (15) days after written notice to the Company from the applicable lender of such default or defined event of default shall occur under any agreement to which the Company is a party that evidences indebtedness for borrowed money by the Company (excluding trade payables) of $50,000 or more; or

(f)    The Company shall fail to observe or perform any other obligation to be observed or performed by it under this Agreement or the Notes within fifteen (15) days after written notice from the Requisite Noteholders to perform or observe such obligation.

6.2    Remedies. Upon the occurrence of an Event of Default under Section 6.1 hereof, at the option and upon the declaration of the Requisite Noteholders (or, following the three year anniversary of the Closing, at the option and upon declaration of any Lender), the entire unpaid principal and accrued and unpaid interest on the Notes shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and such Requisite Noteholders (or, following the three year anniversary of the Closing, such individual Lender) may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under such Notes and exercise any and all other remedies granted to them at law, in equity or otherwise.

7.    Covenants of the Company; Rights of the Holders of the Notes.

7.1    Delivery of Financial Statements; Inspection Rights.

(a)    The Company shall deliver to each Lender:

(i)    as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2021), an income statement for such fiscal year and a balance sheet of the Company, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(ii)    as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement and statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);

(iii)    as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(iv)    as soon as practicable, but in any event within thirty (30) days after the end of each fiscal quarter of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Lenders to calculate their respective percentage ownership in the Company;

(v)    such other information relating to the financial condition, business or corporate affairs of the Company as the Requisite Noteholders may from time to time reasonably request; provided, however, that the Company shall not be obligated under this subsection (iv) or any other subsection of Section 7.1 to provide information that (A) it deems in good faith to be a trade secret or similar highly sensitive confidential information or (B) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel; and

(b)    Notwithstanding anything else in this Section 7.1 to the contrary, the Company may cease providing the information set forth in this Section 7.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 7.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

(c)    Inspection. The Company shall permit each Lender, at such Lender’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Lender; provided, however, that the Company shall not be obligated pursuant to this Section 7.1 to provide access to any information that (A) it deems in good faith to be a trade secret or similar confidential information or (B) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

(d)    Termination of Information and Inspection Covenants. The covenants set forth in Sections 7.1(a), 7.1(b) and 7.1(c) shall terminate and be of no further force or effect upon the earlier to occur of (i) the consummation of the Initial Public Offering, (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act, whichever event shall first occur, (iii) the Next Equity Financing, (iv) a Non-Qualified Next Equity Financing into which such Lender’s Note converts and (v) the consummation of a Corporate Transaction; provided in the case of (iii) or (iv), the Lender receives similar rights under the applicable financing documents for such transaction, and in the case of (v), that the consideration received is either (A) cash or (B) securities of a company registered under, and in compliance with its obligations under the Exchange Act.

7.2    Right of First Offer. Subject to the terms and conditions specified in this Section 7.2, the Company hereby grants to Takeda and each Lender a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 7.2, the term “Lender” includes any general partners and Affiliates of a Lender. Takeda and each Lender shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (including, without limitation, any such shares or securities issued in connection with debt securities) (“Shares”), the Company shall first make an offering of such Shares to Takeda and each Lender in accordance with the following provisions:

(a)    The Company shall deliver a notice in accordance with Section 8.5 (“Notice”) to Takeda and the Lenders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.

(b)    By written notification received by the Company within ten (10) calendar days after the giving of Notice, Takeda and each Lender may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the following: (i) with respect to Takeda, fifteen percent (15%) of such Shares; and (ii) with respect to each Lender, such Lender’s respective pro rata portion of eighty five (85%) of such Shares determined in the proportion that the principal outstanding under the Note(s) held by such Lender bears to the total principal outstanding under the Notes held by all the Lenders; provided, that if Takeda does not elect to purchase the full amount of Shares to which it is entitled to purchase under this Section 7.2(b)(i), then each Lender shall have a right to elect to purchase its pro rata portion of any such remaining Shares not purchased by Takeda pursuant to the provisions of this Section 7.2(b)(ii).

(c)    If all Shares that Takeda and the Lenders are entitled to obtain pursuant to Section 7.2(b) of this Agreement are not elected to be obtained as provided in Section 7.2(b) of this Agreement, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 7.2(b) of this Agreement, offer the remaining unsubscribed portion of such Shares to any Person or Persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to Takeda and the Lenders in accordance herewith.

(d)    The right of first offer in this Section 7.2 shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) (appropriately adjusted for any stock split, dividend, combination or other recapitalization) to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Board; (ii) the issuance of securities in the Initial Public Offering; (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities; (iv) the issuance of securities in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; (v) the issuance of Conversion Shares upon conversion of the Notes (but, for the purposes of clarity, not the Equity Securities that trigger the issuance of the Conversion Shares); or (vi) the issuance of stock, warrants or other securities or rights pursuant to any equipment leasing arrangement or debt financing arrangement; provided such issuances are approved by the Board and (except for the Initial Public Offering) are primarily for non-equity financing purposes. In addition to the foregoing, the right of first offer in this Section 7.2 shall not be applicable with respect to any Lender in any subsequent offering of Shares if (i) at the time of such offering, the Lender is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Securities Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.

(e)    The rights provided in this Section 7.2 may not be assigned or transferred by any Lender; provided, however, that a Lender that is a venture capital fund, private equity investor, investment company or investment advisor may assign or transfer such rights to its Affiliates.

(f)    The right of first offer in this Section 7.2, including notice with respect thereto, applicable to Takeda may be waived by Takeda with the written consent of Takeda. The right of first offer in this Section 7.2, including notice with respect thereto, may be waived by all Lenders with the written consent of the Requisite Noteholders; provided, in the event any Lender consents to the waiver of the provisions of this Section 7.2 with respect to any offering of Shares by the Company and actually purchases any such Shares in such offering, then each other Lender who did not consent to such waiver shall be permitted to participate in such offering (which may, at the Company’s option, be in a subsequent closing of such offering on substantially the same terms and conditions) on a pro rata basis (based on the level of participation of the Lender purchasing the largest portion of such Lender’s pro rata share). Takeda’s and the Requisite Noteholders’ right to waive the provisions of this Section 7.2 shall be independent of one another.

(g)    The covenants set forth in this Section 7.2 shall terminate and be of no further force or effect upon (i) the consummation of the Initial Public Offering, (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act and (iii) upon the consummation of a Corporate Transaction, whichever event shall first occur.

7.3    Rights of Refusal.

(a)    Transfer Notice. If at any time a Common Holder proposes to Transfer Equity Securities (a “Selling Common Holder”), then the Selling Common Holder shall promptly give the Company and each Lender written notice of the Selling Common Holder’s intention to make the Transfer (the “Transfer Notice”). The Transfer Notice shall include (i) a description of the Equity Securities to be transferred (the “Offered Shares”), (ii) the name(s) and address(es) of the prospective transferee(s), (iii) the purchase price and form of consideration proposed to be paid for the Offered Shares and (iv) the other material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Selling Common Holder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer. In the event that the transfer is being made pursuant to the provisions of Section 7.3, the Transfer Notice shall state under which specific clause of Section 7.3 the Transfer is being made.

(b)    Company’s Right of First Refusal. The Company shall have an option for a period of ten (10) days from delivery of the Transfer Notice in accordance with Section 8.5 to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice. The Company may exercise such purchase option and purchase all or any portion of the Offered Shares by notifying the Selling Common Holder in writing before expiration of such ten (10) day period as to the number of such shares that it wishes to purchase. If the Company gives the Selling Common Holder notice that it desires to purchase such shares, then payment for the Offered Shares shall be made by check or wire transfer against delivery of the Offered Shares to be purchased at a time and place agreed upon between the parties, which time shall be no later than forty-five (45) days after delivery to the Company of the Transfer Notice in accordance with Section 8.5, unless the Transfer Notice contemplated a later closing with the prospective third-party transferee(s) or unless the value of the consideration to be paid for the Offered Shares has not yet been established pursuant to Section 7.3(e)(ii). If the Company fails to purchase any or all of the Offered Shares by exercising the option granted in this Section 7.3(b) within the period provided, the remaining Offered Shares shall be subject to the options granted to the Lenders pursuant to Section 7.3(d).

(c)    Additional Transfer Notice. Subject to the Company’s option set forth in Section 7.3(b), if at any time the Selling Common Holder proposes a Transfer, then, within five (5) days after the Company has declined to purchase all, or a portion, of the Offered Shares or the Company’s option to so purchase the Offered Shares has expired, the Selling Common Holder shall give each Lender an “Additional Transfer Notice” that shall include all of the information and certifications required in a Transfer Notice and shall additionally identify the Offered Shares that the Company has declined to purchase (the “Remaining Shares”) and reference the Lenders’ rights of first refusal with respect to the proposed Transfer contained in this Agreement.

(d)    Lenders’ Right of First Refusal.

(i)    Each Lender shall have an option for a period of fifteen (15) days from the delivery of the Additional Transfer Notice in accordance with Section 8.5 from the

Selling Common Holder set forth in Section 7.3(c) to elect to purchase its respective pro rata share of the Remaining Shares at the same price and subject to the same material terms and conditions as described in the Additional Transfer Notice. Each Lender may exercise such purchase option and purchase all or any portion of its pro rata share of the Remaining Shares (a “Participating Lender” for the purposes of this Section 7.3(d) and Section 7.3(e)), by notifying the Selling Common Holder and the Company in writing, before expiration of the fifteen (15)-day period as to the number of such shares that it wishes to purchase. Each Lender’s pro rata share of the Remaining Shares shall be a fraction of the Remaining Shares, the numerator of which shall be the number of shares of Common Stock either already issued or issuable, directly or indirectly, upon conversion of the Notes owned by such Lender on the date of the Transfer Notice and denominator of which shall be the total number of shares of Common Stock either already issued or issuable, directly or indirectly, upon conversion of the Notes held by all Lenders on the date of the Transfer Notice.

(ii)    In the event any Lender elects not to purchase its pro rata share of the Remaining Shares available pursuant to its option under Section 7.3(d)(i) within the time period set forth therein, then the Selling Common Holder shall promptly give written notice (the “Overallotment Notice”) to each Participating Lender that has elected to purchase all of its pro rata share of the Remaining Shares (each a “Fully Participating Lender”), which notice shall set forth the number of Remaining Shares not purchased by the other Lenders (“Unsubscribed Shares”), and shall offer the Fully Participating Lenders the right to acquire the Unsubscribed Shares. Each Fully Participating Lender shall have five (5) days after delivery of the Overallotment Notice in accordance with Section 8.5 to deliver a written notice to the Selling Common Holder (the “Participating Lenders Overallotment Notice”) of its election to purchase its pro rata share of the Unsubscribed Shares on the same terms and conditions as set forth in the Additional Transfer Notice, which such Participating Lenders Overallotment Notice shall also indicate the maximum number of the Unsubscribed Shares that such Fully Participating Lender will purchase in the event that any other Fully Participating Lender elects not to purchase its pro rata share of the Unsubscribed Shares. For the purposes of determining a Fully Participating Lender’s pro rata share of the unsubscribed shares under this Section 7.3(d)(ii), the numerator shall be the same as that used in Section 7.3(d)(i) above and the denominator shall be the total number of shares of Common Stock (including shares of Common Stock issuable, directly or indirectly, upon conversion of the Notes) owned by all Fully Participating Lenders on the date of the Transfer Notice.

(iii)    Each Participating Lender shall be entitled to apportion Remaining Shares to be purchased among its partners and Affiliates, provided that such Participating Lender notifies the Selling Common Holder of such allocation.

(e)    Payment.

(i)    The Participating Lenders shall effect the purchase of the Remaining Shares with payment by check or wire transfer against delivery of the Remaining Shares to be purchased at a time and place agreed upon between the parties, which time shall be no later than sixty (60) days after delivery to the Company of the Transfer Notice in accordance with Section 8.5, unless the Transfer Notice contemplated a later closing with the prospective third-party transferee(s) or unless the value of the consideration to be paid for the Offered Shares has not yet been established pursuant to Section 7.3(e)(ii).

(ii)    Should the purchase price specified in the Transfer Notice or Additional Transfer Notice be payable in a form of consideration other than cash or evidences of indebtedness, the Company (and the Participating Lenders) shall have the right to pay such purchase price in an amount of cash equal to the fair market value of such consideration. If the Selling Common Holder and the Company (or the Participating Lenders) cannot agree on such fair market value within ten (10) days after delivery to the Company of the Transfer Notice (or the delivery of the Additional Transfer Notice to the Lenders), the valuation shall be made by an appraiser of recognized standing selected by the Selling Common Holder and the Company (or a majority-in-interest of the Participating Lenders) or, if they cannot agree on an appraiser within twenty (20) days after delivery to the Company of the Transfer Notice (or the delivery of the Additional Transfer Notice to the Lenders), each shall select an appraiser of recognized standing and those appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Selling Common Holder, on the one hand, and the Company (and, to the extent there are any, the Participating Lenders, on the other hand, with that half of the cost to be borne by the Company and the Participating Lenders to be apportioned on a pro rata basis based on the number of shares each such party has expressed an interest in purchasing pursuant to this Section 7.3). If the time for the closing of the Company’s purchase or the Participating Lenders’ purchase has expired but the determination of the value of the purchase price offered by the prospective transferee(s) has not been finalized, then such closing shall be held on or prior to the fifth business day after such valuation shall have been made pursuant to this Section 7.3(e)(ii).

(f)    Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of this Section 7.3 shall not apply to a transfer of Equity Securities by a Common Holder, either during his or her lifetime or on death by will or intestacy, to his or her spouse, including any life partner or similar statutorily-recognized domestic partner, child (natural or adopted), siblings, or any other direct lineal descendant of such Common Holder (or his or her spouse, including any life partner or similar statutorily-recognized domestic partner) (all of the foregoing collectively referred to as “family members”), or any other person approved by the Board, or to a trust for the benefit of the Common Holder (or such individual) or any of his or her family members, or to a custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by such Common Holder or any such family members, or (where the Common Holder is a trust) to any beneficiary of the trust, any family members of any such beneficiary or any other trust established for the benefit of any such beneficiary or family member thereof; provided that in each case the Common Holder shall deliver prior written notice to the Company of such pledge, gift or transfer and such Equity Securities shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such Transfer, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Common Holder (but only with respect to the securities so transferred to the transferee), including the obligations of a Common Holder with respect to Transfers of Equity Securities pursuant to this Section 7.3.

(g)    Termination. The covenants set forth in this Section 7.3 shall terminate and be of no further force or effect upon (i) the consummation of the Initial Public Offering, (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act and (iii) upon the consummation of a Corporate Transaction, whichever event shall first occur.

7.4    Drag Along Right.

(a)    Actions to be Taken. In the event that the Board, the holders of a majority of the outstanding shares of Common Stock, including the affirmative approval of Frazier, and the Requisite Noteholders (the “Requisite Parties”), approve a Corporate Transaction, then each Common Holder, Takeda and Frazier hereby agrees with respect to all Shares which it own(s) or over which it otherwise exercises voting or dispositive authority:

(i)    in the event such transaction is to be brought to a vote at a stockholder meeting, after receiving proper notice of any meeting of stockholders of the Company, to vote on the approval of a Corporate Transaction, to be present, in person or by proxy, as a holder of shares of voting securities, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings;

(ii)    to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of such Corporate Transaction and in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Corporate Transaction;

(iii)    to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Corporate Transaction;

(iv)    to execute and deliver all related documentation and take such other action in support of the Corporate Transaction as shall reasonably be requested by the Company or the Requisite Parties;

(v)    if the Corporate Transaction is structured as a Stock Sale, to sell the same proportion of his, her or its Shares as is being sold by the Requisite Parties, and, except as permitted in Section 7.4(b) below, on the same terms and conditions as the Requisite Parties;

(vi)    not to deposit, and to cause their affiliates not to deposit, except as provided in this Agreement, any Shares owned by such Common Holder, Takeda and Frazier or any of their Affiliates in a voting trust or subject any such Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Corporate Transaction; and

(vii)    if the consideration to be paid in exchange for the Shares pursuant to this Section 7.4 includes any securities and due receipt thereof by any stockholder would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to any Common Holder, Takeda and Frazier of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Common Holder, Takeda and Frazier in lieu thereof, against surrender of the Shares which would have otherwise been sold by such stockholder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Common Holder, Takeda and Frazier would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.

(b)    Exceptions. Notwithstanding the foregoing, each Common Holder, Takeda, Frazier and any holder of Common Stock issued upon the conversion of the Notes in accordance with the provisions of this Agreement will not be required to comply with Section 7.4(a) above in connection with any proposed Corporate Transaction (the “Proposed Sale”) unless:

(i)    any representations and warranties to be made by such Common Holder, Takeda and Frazier in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Common Holder’s, Takeda’s and Frazier’s Shares, including, without limitation, representations and warranties that (i) the Common Holder, Takeda and Frazier holds all right, title and interest in and to the Shares such stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Common Holder, Takeda and Frazier in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the stockholder have been duly executed by the Common Holder, Takeda and Frazier and delivered to the acquiror and are enforceable against the stockholder in accordance with their respective terms and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Common Holder’s, Takeda’s and Frazier’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency by which such stockholder is subject or bound;

(ii)    the Common Holder, Takeda and Frazier shall not be liable for the inaccuracy of any representation or warranty made by any other person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any identical representations, warranties and covenants provided by all stockholders);

(iii)    the liability for indemnification, if any, of such Common Holder, Takeda and Frazier in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company in connection with such Proposed Sale, is several and not joint with any other person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any identical representations, warranties and covenants provided by all stockholders), and is pro rata in proportion to the amount of consideration paid to such Common Holder, Takeda and Frazier in connection with such Proposed Sale (in accordance with the provisions of the Certificate of Incorporation);

(iv)    liability shall be limited to such Common Holder’s, Takeda’s and Frazier’s applicable share (determined based on the respective proceeds payable to each stockholder in connection with such Proposed Sale in accordance with the provisions of the Certificate of Incorporation) of a negotiated aggregate indemnification amount that applies equally to all Common Holder, Takeda and Frazier but that in no event exceeds the amount of consideration otherwise payable to such Common Holder, Takeda and Frazier in connection with such Proposed Sale, except with respect to claims related to fraud by such Common Holder, Takeda and Frazier, the liability for which need not be limited as to such Common Holder, Takeda and Frazier;

(v)    upon the consummation of the Proposed Sale, (A) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, (B) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (C) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (D) the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Corporate Transaction (assuming for this purpose that the Proposed Sale is a Corporate Transaction) in accordance with the Certificate of Incorporation in effect immediately prior to the Proposed Sale;

(vi)    subject to subsection 7.4(b)(v) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of a series or class of capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such series or class of capital stock will be given the same option; provided, however, that nothing in this subsection 7.4(b)(vi) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s stockholders;

(vii)    no Common Holder that previously was a Lender shall be required to agree to any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale, or any obligation to provide services to the Company, the Person or group of related Persons participating in the Proposed Sale, or any other Person;

(viii)    such Common Holder (unless such Common Holder is a Company officer or employee), Takeda and Frazier are not required to agree to any restrictive covenant in connection with the Proposed Sale (including without limitation any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale); and

(ix)    such Common Holder, Takeda and Frazier and their Affiliates are not required to amend, extend or terminate any contractual or other relationship with the Company, the acquirer or their respective Affiliates, except that such Common Holder, Takeda and Frazier may be required to agree to terminate the investment-related documents between or among such Common Holder, Takeda or Frazier, the Company and/or other stockholders of the Company.

(c)    Termination. This Section 7.4 shall be effective as of the date of this Agreement and shall continue in effect until and shall terminate upon the earliest to occur of (i) the consummation of the Initial Public Offering, (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act and (iii) upon the consummation of a Corporate Transaction; provided that the provisions of Section 7.4 hereof will continue after the closing of any Corporate Transaction to the extent necessary to enforce the provisions of Section 7.4 with respect to such Corporate Transaction.

7.5    Registration Rights. The Company covenants and agrees as follows:

(a)    Request for Registration.

(i)    Subject to the conditions of this Section 7.5(a), if the Company shall receive at any time following the earlier of (A) five (5) years after the date of this Agreement or (B) one hundred eighty (180) days after the Initial Public Offering, a written request from the Holders of at least twenty-five percent (25%) of the holders of Registrable Securities then outstanding (for purposes of this Section 7.5(a), the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $10,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Lenders, and subject to the limitations of this Section 7.5(a), use its commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 7.5(a)(i).

(ii)    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 7.5(a), and the Company shall include such information in the written notice referred to in Section 7.5(a)(i). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to those Initiating Holders holding a majority of the Registrable Securities then held by all Initiating Holders).

Notwithstanding any other provision of this Section 7.5(a), if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(iii)    Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 7.5(a):

(A)    in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act;

(B)    after the Company, within the twelve (12) month period preceding the date of such request, has effected two (2) registrations pursuant to this Section 7.5(a), and such registrations have been declared or ordered effective;

(C)    during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 7.5(b) below, provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective and the Company gives notice to the Initiating Holders of such efforts;

(D)    if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 7.5(c) hereof; or

(E)    if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 7.5(a) a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right shall be exercised by the Company not more than once in any twelve (12) month period.

(b)    Company Registration.

(i)    If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities (other than a registration relating to a demand pursuant to Section 7.5(a) of this Agreement, a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered, or a registration relating to the Initial Public Offering), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 8.5 of this Agreement, the Company shall, subject to the provisions of Section 7.5(b)(iii) of this Agreement, use its commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder requests to be registered.

(ii)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 7.5(b) prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 7.5(f) hereof.

(iii)    Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 7.5(b) to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other Persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (A) any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded from the offering and (B) the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the Initial Public Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, members, retired partners and stockholders of such Holder, or the estates and family members of any such partners, members and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

(c)    Form S-3 Registration. In case the Company shall receive from the Holders of at least twenty percent (20%) of the Registrable Securities (for purposes of this Section 7.5(c), the “S-3 Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(i)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(ii)    use its commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 7.5(c):

(A)    if Form S-3 is not available for such offering by the Holders;

(B)    if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $3,000,000;

(C)    if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 7.5(c) a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the S-3 Initiating Holders; provided that such right shall be exercised by the Company not more than once in any twelve (12) month period;

(D)    if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 pursuant to this Section 7.5(c);

(E)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;

(F)    if the Company, within thirty (30) days of receipt of the request of such S-3 Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within one hundred twenty (120) days of receipt of such request (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145), provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; or

(G)    during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration subject to Section 7.5(b) of this Agreement, provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective and the Company gives notice to the Initiating Holders of such efforts.

(iii)    If the S-3 Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 7.5(c) and the Company shall include such information in the written notice referred to in Section 7.5(c)(i). The provisions of Section 7.5(a)(ii) of this Agreement shall be applicable to such request (with the substitution of Section 7.5(c) for references to Section 7.5(a)).

(iv)    Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the S-3 Initiating Holders. Registrations effected pursuant to this Section 7.5(c) shall not be counted as requests for registration effected pursuant to Section 7.5(a) of this Agreement.

(d)    Obligations of the Company. Whenever required under this Section 7.5 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(i)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(ii)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii)    furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv)    use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(v)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(vi)    notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(vii)    cause all such Registrable Securities registered pursuant to this Section 7.5 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(viii)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

Notwithstanding the provisions of this Section 7.5, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board:

(A)    materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations;

(B)    materially and adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(C)    require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 7.5(d), the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

(e)    Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7.5 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

(f)    Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 7.5(a) and 7.5(b) of this Agreement, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements, not to exceed $50,000, of one counsel for the selling Holders selected by the Holders of a majority of the Registrable Securities to be registered shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 7.5(a) of this Agreement if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration) unless, in the case of a registration requested under Section 7.5(a) of this Agreement, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 7.5(a) of this Agreement; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 7.5(a) of this Agreement. All expenses incurred in connection with a registration requested pursuant to Section 7.5(c) of this Agreement, including, without limitation, all registration, filing, qualification, printer’s and accounting fees and the reasonable fees and disbursements of counsel for the Company, shall be borne by the Company.

(g)    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.5.

(h)    Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 7.5:

(i)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission of a material fact required to be stated in such registration statement, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 7.5(h)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon a Violation that occurs in reliance upon, and in conformity with, written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling Person or other aforementioned Person.

(ii)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 7.5(h)(ii) for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 7.5(h)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section 7.5(h)(ii) exceed the gross proceeds from the offering received by such Holder.

(iii)    Promptly after receipt by an indemnified party under this Section 7.5(h) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.5(h), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or proceeding, if prejudicial to its ability to defend such action or proceeding, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.5(h) to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 7.5(h).

(iv)    If the indemnification provided for in this Section 7.5(h) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (A) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 7.5(h)(ii), shall exceed the gross proceeds from the offering received by such Holder and (B) no Person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 7.5(h)(iv), when combined with the amounts paid or payable by such Holder pursuant to Section 7.5(h)(ii), exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(v)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(vi)    The obligations of the Company and Holders under this Section 7.5(h)(ii) shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 7.5 and otherwise.

(i)    Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(i)    make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Public Offering;

(ii)    file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (C) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

(j)    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 7.5 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner, member or stockholder of a

Holder or (ii) is a Holder’s family member or trust for the benefit of an individual Holder; provided: (A) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (B) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 8.11 of this Agreement; and (C) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

(k)    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Requisite Noteholders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include any of such securities in any registration filed under Section 7.5(a), Section 7.5(b) or Section 7.5(c) of this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (ii) to demand registration of their securities.

(l)    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to this Section 7.5, or exercise any other right provided for in this Section 7.5, shall terminate upon the earlier of (i) the consummation of a Corporate Transaction, (ii) such time after the Initial Public Offering at which such Holder can sell all shares held by it in compliance with Rule 144(b)(1)(i) or another similar exemption under the Securities Act that is available for the sale of Holder’s shares without limitation, during a three (3)-month period without registration, and (iii) the fifth (5th) anniversary of the Initial Public Offering.

7.6    Voting Provisions Regarding the Board Provisions.

(a)    Each Common Holder, Takeda and Frazier agrees to vote, or cause to be voted, all Shares owned by such Common Holder, Takeda and Frazier, or over which such Common Holder, Takeda and Frazier has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at ten (10) directors. One of the ten director seats will be vacant as of the Closing.

(b)    Each Common Holder, Takeda and Frazier agrees to vote, or cause to be voted, all Shares owned by such Common Holder, Takeda and Frazier, or over which such stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons shall be elected to the Board:

(i)    One (1) individual designated from time to time by Frazier, who shall initially be Patrick Heron;

(ii)    One (1) individual designated from time to time by Lightspeed Venture Partners Select IV, L.P. (together with its Affiliates, “LSVP”), who shall initially be Shelley Chu, M.D., Ph.D.;

(iii)    One (1) individual designated from time to time by Deerfield Private Design Fund V, L.P. (together with its Affiliates, “Deerfield”), who shall initially be Elise Wang;

(iv)    One (1) individual designated from time to time by Takeda or its affiliates, which individual shall initially be Rajeev Venkayya; provided, however, that if such seat is vacant, Takeda or its affiliates shall not have the right to designate a member to the Board to fill such vacant seat pursuant to this Section 7.6(b)(iv) at any time that the Board consists of fewer than five (5) individuals that are not affiliated with Takeda;

(v)    One (1) individual designated from time to time by the holders of a majority of the Common Stock, which seat shall initially be vacant;

(vi)    The Company’s Chief Executive Officer, who shall initially be Robert Hershberg (the “CEO Director”), who shall initially be the Chairman of the Board, provided that if for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, each of the Common Holders, Frazier and Takeda shall promptly vote their respective Shares (A) to remove the former Chief Executive Officer of the Company from the Board if such person has not resigned as a member of the Board; and (B) to elect such person’s replacement as Chief Executive Officer of the Company as the new CEO Director; and

(vii)    Four (4) individuals not otherwise an Affiliate of the Company or of any Lender who is mutually acceptable to the other members of the Board.

(c)    In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible and willing to serve as provided herein and otherwise, such Board seat shall remain vacant.

(d)    Each Common Holder, Takeda and Frazier also agrees to vote, or cause to be voted, all Shares owned by such Common Holder, Takeda and Frazier, or over which such Common Holder, Takeda and Frazier has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(i)    no director elected pursuant to Sections 7.6(b) or 7.6(c) of this Agreement may be removed from office other than for cause unless (A) such removal is directed or approved by the Person(s) originally entitled to designate or approve such director pursuant to Section 7.6(b); or (B) the Person(s) originally entitled to designate or approve such director pursuant to Section 7.6(b) is no longer so entitled to designate or approve such director;

(ii)    any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 7.6(b) or 7.6(c) shall be filled pursuant to the provisions of this Section 7.6; and

(iii)    upon the request of any party entitled to designate a director as provided in Section 7.6(b) to remove such director, such director shall be removed.

All Common Holders, Takeda and Frazier agree to execute any written consents required to perform the obligations of this Section 7.6, and the Company agrees at the request of any Person or group entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

(e)    No Common Holder, nor any Affiliate of any Common Holder, nor Takeda, Frazier nor any Lender shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Common Holder, Takeda, Frazier nor any Lender have any liability as a result of voting for any such designee in accordance with the provisions of this Section 7.6.

(f)    The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Section 7.6 are effective and that the parties enjoy the benefits of this Section 7.6. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Section 7.6.

(g)    Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Section 7.6 are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company, the Common Holders, Takeda, Frazier and the Lenders shall be entitled to an injunction to prevent breaches of this Section 7.6, and to specific enforcement of this Section 7.6 and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

(h)    All remedies, either under this Section 7.6 or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(i)    This Section 7.6 shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the consummation of the Initial Public Offering (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction) and (b) the consummation of any other Corporate Transaction.

(j)    In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock to such Person, then, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit G, agreeing to be bound by and subject to the terms of this Agreement as a Common Holder and thereafter such person shall be deemed a stockholder for all purposes under this Agreement.

(k)    Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognition of such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit G. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Common Holder, as applicable. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 7.6(k). Each certificate instrument, or book entry representing the Shares subject to this Section 7.6 if issued on or after the date of this Agreement shall be notated by the Company with a legend reading substantially as follows:

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A NOTE PURCHASE AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT NOTE PURCHASE AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON VOTING, TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates instruments, or book entry evidencing the Shares issued after the date hereof to be notated with the legend required by this Section 7.6(k), and it shall supply, free of charge, a copy of this Agreement to any holder of such Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Shares to be notated with the legend required by this Section 7.6(k) herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

(l)    In the event of any issuance of Shares or the voting securities of the Company hereafter to any of the Common Holders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be notated with the legend set forth in Section 7.6(k).

(m)    The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

(n)    The Company will promptly pay or reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with attending Board or committee meetings of the Company or in performing their duties as directors of the Company (including expenses incurred in performing their duties as members of committees of the Board); provided, however, that, except as set forth above, the Company shall not compensate any non-employee director appointed by Takeda or its affiliates, other than in connection with performing work relating to the Company at the express request of the Company or the Board.

7.7    Protective Provisions. So long as a majority of the principal amount of the Notes originally issued pursuant to this Agreement remains outstanding, the Company shall not (by amendment, merger, consolidation or otherwise) without (in addition to any other vote required by law or the Certificate of Incorporation) first obtaining the written consent of the Requisite Noteholders:

(a)    consummate a Corporate Transaction;

(b)    amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws;

(c)    authorize or issue any debt security (other than the Notes) in excess of $250,000 in the aggregate;

(d)    redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal;

(e)    issue, create or authorize the creation of any security that is senior to the Notes or otherwise more favorable to the purchasers thereof than the terms of the Notes;

(f)    change the authorized number of directors of the Company; and

(g)    pay or declare any dividend on any shares of capital stock of the Company prior to the repayment or conversion of the Notes in accordance with the terms of this Agreement other than dividends payable on the Common Stock solely in the form of additional shares of Common Stock.

7.8    Directors’ and Officers’ Insurance. The Company has as of the date hereof or shall within thirty (30) days of the date hereof use its commercially reasonable efforts to obtain from financially sound and reputable insurers directors and officers liability insurance in an amount and on terms and conditions satisfactory to the Board, and will use its commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board determines that such insurance should be discontinued.

7.9    Observer Rights.

(a)    Abingworth Observer Right. As long as Abingworth Bioventures 8 LP (“Abingworth”) holds a Note (or securities issued upon the conversion thereof), the Company shall invite a representative of Abingworth, who shall initially be Andrew Sinclair, to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.

(b)    RA Capital Observer Right. As long as RA Capital Healthcare Fund, L.P. (“RA Capital”) holds a Note (or securities issued upon the conversion thereof), the Company shall invite a representative of RA Capital, who shall initially be Jake Simson, to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.

(c)    Termination of Observer Rights. The rights described in this Section 7.9 shall terminate and be of no further force or effect upon (i) such time as Abingworth or RA Capital, as applicable, no longer holds a Note (or securities issued upon the conversion thereof) (ii) the consummation of the Initial Public Offering, (iii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act and (iv) upon the consummation of a Corporate Transaction, whichever event shall first occur. The confidentiality obligations referenced in this Section 7.9 will survive for a period of five (5) years following any such termination.

7.10    Confidentiality. Each Lender agrees, severally and not jointly, to use the same degree of care as such Lender uses to protect its own confidential information for any information obtained pursuant to this Agreement which the Company identifies in writing as being proprietary or confidential and such Lender acknowledges that it will not, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company except such information that (a) was in the public domain prior to the time it was furnished to such Lender, (b) is or becomes (through no willful improper action or inaction by such Lender) generally available to the public, (c) was in its possession or known by such Lender without restriction prior to receipt from the Company, (d) was rightfully disclosed to such Lender by a third party without restriction or (e) was independently developed without any use of the Company’s confidential information. Notwithstanding the foregoing, each Lender that is a limited partnership or limited liability company may disclose such proprietary or confidential information to any former partners or members who retained an economic interest in such Lender, current or prospective partner of the partnership or any subsequent partnership under common investment management, investment advisor, limited partner, general partner, member or management company of such Lender (or any employee or representative of any of the foregoing) (each of the foregoing Persons, a “Permitted Disclosee”) or legal counsel, accountants, consultant or representatives for such Lender. Furthermore, nothing contained herein shall prevent any Lender or any Permitted Disclosee from (i) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Lender or Permitted Disclosee does not, except as permitted in accordance with this Section 7.10, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities, or (ii) making any disclosures required by law, rule, regulation or court or other governmental order. The Company shall use the same degree of care as it uses to protect its own confidential information for any information obtained pursuant to this Agreement which any such Lender identifies in writing as being proprietary or confidential and the Company acknowledges that it will not, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of such Lender except such information that (a) was in the public domain prior to the time it was furnished to the Company, (b) is or becomes (through no willful improper action or inaction by the Company) generally available to the public, (c) was in its possession or known by the Company without restriction prior to receipt from such Lender, (d) was rightfully disclosed to the Company by a third party without restriction or (e) was independently developed without any use of such Lender confidential information. The confidentiality obligations set forth in this Section 7.10 will survive for a period of five (5) years following the termination of this Agreement.

8.    Miscellaneous.

8.1    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, the Company may not assign its obligations under this Agreement without the written consent of the Requisite Noteholders. For the avoidance of doubt, a Lender that is a venture capital fund or private equity investor may assign or transfer its rights and obligations under this Agreement to its Affiliates. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2    Governing Law. This Agreement and the Notes shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without regard to any choice of laws rules that may result in the application of the laws of any other jurisdiction.

8.3    Counterparts; Delivery. This Agreement may be executed by electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.4    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 8.5):

If to the Company:

HilleVax, Inc.

601 Union Street, Suite 3200

Seattle, Washington 98101

Attention: Robert Hershberg

With a copy to (which alone shall not constitute sufficient notice):

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92103

Attention: Cheston J. Larson

Email:

Facsimile No.:

If to Lenders:

At the respective addresses shown on the signature pages hereto.

With a copy to (which alone shall not constitute sufficient notice):

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

One Marina Park Drive, Suite 900

Boston, Massachusetts 02210

Attention: Timothy H. Ehrlich

Email:

Facsimile No.:

8.6    Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Lender, severally but not jointly, agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Lender or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Lender from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.7    Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Each party hereto shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. At the Closing, the Company shall reimburse the reasonable fees and expenses of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for the Lenders, not to exceed $70,000.

8.8    Entire Agreement; Amendments and Waivers. This Agreement, the Notes and the other documents expressly delivered pursuant hereto or in connection with the Closing hereunder constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Company’s agreements with each of the Lenders are separate agreements, and the sales of the Notes to each of the Lenders are separate sales. Nonetheless, any term of this Agreement or the Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Requisite Noteholders; provided that, following the conversion of the Notes into Equity Securities, any provision of Section 7.5 may be amended or waived with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided, in the event any Lender consents to the waiver of the provisions of Section 7.2 with respect to any offering of Shares by the Company and actually purchases any such Shares in such offering, then each other Lender who did not consent to such waiver shall be permitted to participate in such offering (which may, at the Company’s option, be in a subsequent closing of such offering on substantially the same terms and conditions) on a pro rata basis (based on the level of participation of the Lender purchasing the largest portion of such Lender’s pro rata share); provided, further that clause (ii) of Section 7.6(b) and this proviso shall not be amended, waived, modified or terminated without the prior written consent of LSVP; provided, further that clause (iii) of Section 7.6(b) and this proviso shall not be amended, waived, modified or terminated without the prior written consent of Deerfield; and provided, further that Section 8.11 shall not be amended, waived, modified or terminated in a manner adverse to any individual Lender without the prior written consent of such Lender. In addition, notwithstanding anything contained herein to the contrary, (i) no term of this Agreement or the Notes may be amended or waived without the written consent of each Lender if such amendment or waiver materially, adversely and disproportionately affects such Lender in a manner different than all other Lenders, (ii) Section 1 of the Note held by each Lender shall not be amended or waived with respect to such Lender without the written consent of such Lender, (iii) the outstanding principal and interest amount of the Note held by each Lender shall not be amended or waived with respect to such Lender without the written consent of such Lender, and (iv) Section 1(ff), Section 7.2, Section 7.4 and Section 7.6(b)(iv) of this Agreement shall not be amended or waived with respect to Takeda without the written consent of Takeda. Any waiver or amendment effected in accordance with this Section 8.8 shall be binding upon each party to this Agreement and any holder of any Note purchased under this Agreement at the time outstanding and each future holder of all such Notes.

8.9    Effect of Amendment or Waiver. Each Lender acknowledges that by the operation of Section 8.8 hereof, and subject to the limitations set forth therein, the Requisite Noteholders will have the right and power to diminish or eliminate all rights of such Lender under this Agreement and each Note issued to such Lender.

8.10    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.11    “Market Stand-Off” Agreement. Each Lender hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Public Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the registration statement for such offering, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the registration statement for such offering, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 8.11 shall apply only to the Company’s Initial Public Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Lenders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s Initial Public Offering are intended third-party beneficiaries of this Section 8.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Lender further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Public Offering that are consistent with this Section 8.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Lenders subject to such agreements pro rata based on the number of shares subject to such agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the capital stock of the Company of each Lender (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Each Lender agrees that a legend reading substantially as follows shall be placed on all certificates representing all capital stock of the Company of each Lender (and the shares or securities of every other person subject to the restriction contained in this Section 8.11):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

8.12    Financing Documents. Each Lender understands and agrees that the conversion of the Notes into Conversion Shares may require such Lender’s execution of certain agreements in the form agreed to by investors in the Next Equity Financing or Non-Qualified Next Equity Financing relating to the purchase and sale of such securities as well as registration, co-sale, rights of first refusal, rights of first offer and voting rights, if any, relating to such securities; provided, however, that in no event shall conversion be conditioned upon any Lender be required to agree to undertake liability under any compelled voting (i.e., drag along provisions) for any third party (other than the Company) or that exceeds the consideration received or to be received by such party or to grant any proxy with respect to voting of shares.

8.13    MFN Right. In the event that the Company issues convertible notes (or similar convertible instruments) at any time after the date hereof which have terms that are more favorable to the Lenders than the terms of the Notes, such as, but not limited to, a higher interest rate, lower capped valuation or larger discount to the applicable conversion price, but which shall not include any Board representation or observer rights afforded to a specific Lender by reason of the magnitude of their investment (the “MFN Notes”), the Company shall promptly amend the terms of the Notes to provide substantially equivalent terms to the Lender as the MFN Notes without further consideration.

8.14    Exculpation Among Lenders. Each Lender acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. Each Lender agrees that no other Lender nor the respective controlling persons, officers, directors, partners, agents, stockholders or employees of any other Lender shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Securities.

8.15    Acknowledgement. In order to avoid doubt, it is acknowledged that each Lender shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company directly or indirectly issuable upon conversion of the Notes or as a result of any splits, recapitalizations, combinations or other similar transaction affecting the Common Stock or the Conversion Shares.

8.16     Indemnity; Costs, Expenses and Attorneys’ Fees. The Company shall indemnify and hold each Lender harmless from any loss, cost, liability and legal or other expense, including attorneys’ fees of such Lender’s counsel, which a Lender may directly or indirectly suffer or incur by reason of the failure of the Company to perform any of its obligations under this Agreement, any Note, any agreement executed in connection herewith or therewith, any grant of or exercise of remedies with respect to any collateral at any time securing any obligations evidenced by this Agreement or the Notes, or any Lender’s execution or performance of this Agreement or any agreement executed in connection herewith; provided, however, the indemnity agreement contained in this section shall not apply to liabilities which a Lender may directly or indirectly suffer or incur by reason of Lender’s own gross negligence or willful misconduct.

8.17    Further Assurance. From time to time, the Company shall use its commercially reasonable efforts to execute and deliver to the Lenders such additional documents to the Lenders as the Requisite Noteholders may reasonably require to carry out the terms of this Agreement and the Notes and any agreements executed in connection herewith or therewith.

8.18    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the foregoing courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

8.19     Waiver of Jury Trial. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH

CLAIM, DEMAND, ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

8.20    Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

8.21    Spousal Consent. If any individual Common Holder is married on the date of this Agreement, such Common Holder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit H hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Common Holder’s Shares that do not otherwise exist by operation of law or the agreement of the parties. If any individual Common Holder should marry or remarry subsequent to the date of this Agreement, such Common Holder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

8.22    Limitation of Liability; Freedom to Operate Affiliates.

(a)    Other than as set forth below Section 8.22(b), the total liability, in the aggregate, of each Lender, and their respective Affiliates and their respective officers, directors, employees, consultants and agents, for any and all monetary claims, losses, costs or damages, including attorneys’ and accountants’ fees and expenses and costs of any nature whatsoever or claims or expenses resulting from or in any way related to this Agreement or the Notes from any cause or causes shall be several and not joint with the other Lenders (and no Lender shall have any liability for the actions of any other Lender) and shall not exceed the total Consideration paid to the Company by such Lender for the Notes under this Agreement; provided, however, that this Section 8.22 shall (i) in no way limit the Company’s right to equitable relief, including injunctive relief and specific performance from a Lender, (ii) apply to breaches of a Lender’s confidentiality obligation, or (iii) limit liability for a Lender’s conduct that is judicially determined to be bad faith, fraud or willful misconduct. Nothing in this Agreement or the Notes shall restrict a Lender’s freedom to operate any of its Affiliates or to engage in any business (including ones in competition with the Company).

(b)    Nothing in Section 8.22(a) shall modify any Lender’s confidentiality obligations or the fiduciary duties of any director designated by Lender or the contractual restrictions on any Lender-designated Board observer.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HILLEVAX, INC.

By:	/s/ Robert Hershberg
Name:	Robert Hershberg
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDERS:

FRAZIER LIFE SCIENCES X, L.P.

By: FHMLS X, L.P.
Its general partner

By: FHMLS X, L.L.C.
Its general partner

By:	/s/ Patrick Heron
Name:	Patrick Heron
Title:	Managing Director

Address:

With a copy to:

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDERS:

LIGHTSPEED VENTURE PARTNERS SELECT IV, L.P.

By: Lightspeed General Partner Select IV, L.P.,
its general partner

By: Lightspeed Ultimate General Partner Select IV,
L.L.C., its general partner

By:	/s/ Ravi Mhatre

Duly authorized signatory

Address:	2200 Sand Hill Road
Menlo Park, CA 94025
Email: finance@lsvp.com

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDERS:

LIGHTSPEED FRONTIER I-M L.P.

By:	Lightspeed Frontier I-M GP LLC,
its general partner

By:	/s/ Ravi Mhatre
Name:	Ravi Mhatre
Title:	Manager

Address:

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDERS:

LIGHTSPEED FRONTIER I-E L.P.

By:	Lightspeed Frontier I-E GP LLC,
its general partner

By:	/s/ Barry Eggers
Name:	Barry Eggers
Title:	Manager

Address:

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDERS:

LIGHTSPEED FRONTIER I-N L.P.

By:	Lightspeed Frontier I-N GP LLC,
its general partner

By:	/s/ Peter Nieh
Name:	Peter Nieh
Title:	Manager

Address:

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDERS:

RA CAPITAL HEALTHCARE FUND, L.P.

By: RA Capital Healthcare Fund GP, LLC
Its general partner

By:	/s/ Peter Kolchinsky
Name:	Peter Kolchinsky
Title:	Manager

Address:

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDERS:

RA CAPITAL NEXUS FUND II, L.P.

By: RA Capital Nexus Fund II GP, LLC
Its general partner

By:	/s/ Peter Kolchinsky
Name:	Peter Kolchinsky
Title:	Manager

Address:

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDERS:

CATALYS PACIFIC FUND, LP

By its general partner: Catalys Pacific Fund GP, L.P.

By its general partner: Catalys Pacific LLC

By:	/s/ Brian Taylor Slingsby
Name:	Brian Taylor Slingsby, MD, PHD, MPH
Title:	Managing Director

Address:

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDERS:

SAMSARA BIOCAPITAL, L.P.

By:	Samsara BioCapital GP, LLC,
General Partner

By:	/s/ Srinivas Akkaraju
Name:	Srinivas Akkaraju, M.D., Ph.D.
Title:	Managing Member

Address:

Email:

436, L.P.

By:	436 GP, LLC,
General Partner

By:	/s/ Srinivas Akkaraju
Name:	Srinivas Akkaraju, M.D., Ph.D.
Title:	Managing Member

Address:

Email:

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDERS:

DEERFIELD PRIVATE DESIGN FUND V, L.P.

By: Deerfield Mgmt V, L.P.
General Partner

By: J.E. Flynn Capital V, LLC
General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

Address:

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDERS:

ABINGWORTH BIOVENTURES 8 LP

Acting by its Manager Abingworth LLP

By:	/s/ John Heard
Name:	John Heard
Title:	Partner, General Counsel

Address:

Attn:
Email:

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDERS:

PERCEPTIVE LIFE SCIENCES MASTER FUND, LTD.

By: Perceptive Advisors, LLC

By:	/s/ James Mannix
Name:	James H. Mannix
Title:	COO

Address:

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDERS:

FRANKLIN STRATEGIC SERIES – FRANKLIN BIOTECHNOLOGY DISCOVERY FUND

By: Franklin Advisers, Inc., as Investment Manager

By:	/s/ Evan McCulloch
Name:	Evan McCulloch
Title:	Vice President

Address:

With a copy to:

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDERS:

FRANKLIN TEMPLETON INVESTMENT FUNDS – FRANKLIN BIOTECHNOLOGY DISCOVERY FUND

By: Franklin Advisers, Inc., as Investment Manager

By:	/s/ Evan McCulloch
Name:	Evan McCulloch
Title:	Vice President

Address:

With a copy to:

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDERS:

BIOTECHNOLOGY VALUE FUND, L.P.

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	Chief Executive Officer BVF I GP LLC, itself General Partner of Biotechnology Value Fund, L.P.

Address:

BIOTECHNOLOGY VALUE FUND II, L.P.

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	Chief Executive Officer BVF II GP LLC, itself General Partner of Biotechnology Value Fund II, L.P.

Address:

BIOTECHNOLOGY VALUE TRADING FUND OS, L.P.

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President BVF Inc., General Partner of BVF Partners L.P., itself sole member of BVF Partners OS Ltd., itself General Partner of Biotechnology Value Trading Fund OS, L.P.

Address:

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDERS:

GREENSPRING EARLY STAGE II, L.P.

By:	Greenspring Early Stage General Partner II, L.P.
its general partner

By:	Greenspring Early Stage GP II, LLC
its general partner

By:	Greenspring Associates, LLC
its sole member

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	Chief Operating Officer

Address:

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDERS:

GREENSPRING EARLY STAGE II-G, L.P.

By:	Greenspring Early Stage General Partner II, L.P.
its general partner

By:	Greenspring Early Stage GP II, LLC
its general partner

By:	Greenspring Associates, LLC
its sole member

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	Chief Operating Officer

Address:

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDERS:

GREENSPRING EARLY STAGE II-K, L.P.

By:	Greenspring Early Stage General Partner II, L.P.
its general partner

By:	Greenspring Early Stage GP II, LLC
its general partner

By:	Greenspring Associates, LLC
its sole member

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	Chief Operating Officer

Address:

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDERS:

QIMING U.S. HEALTHCARE FUND II, L.P.

By:	Qiming U.S. Healthcare GP II, LLC, its General Partner

By:	/s/ Colin Walsh
Name:	Colin Walsh
Title:	Partner

Address:

with a copy, which shall not constitute notice, to:

DLA Piper LLP (US)

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDERS:

RICHARD KING MELLON FOUNDATION

By:	/s/ Douglas L. Sisson
Name:	Douglas L. Sisson
Title:	Treasurer and Vice President

Address:

MELLON FAMILY INVESTMENT COMPANY V

By its General Partner, MFIC V, LLC

By:	/s/ Douglas L. Sisson
Name:	Douglas L. Sisson
Title:	Member

Address:

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDERS:

SAHSEN VENTURES, LLC

By:	/s/ Bryan White
Name:	Bryan White
Title:	Managing Member

Address:

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMMON HOLDERS:

David A. Socks 2013 Revocable Trust

By:	/s/ David Socks
Name:	David Socks
Title:	Trustee

/s/ Robert Hershberg
Robert Hershberg

/s/ Aditya Kohli
Aditya Kohli

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

Executed as of the date first above written, solely with respect to Section 1(hh), Section 7.2, Section 7.4, Section 7.6 and Section 8.8 of this Agreement and not as a “Party” to this Agreement for any other reason:

TAKEDA:

Takeda Vaccines, Inc.

By:	/s/ Rajeev Venkayya
Name:	Rajeev Venkayya, MD
Title:	President, Global Vaccine Business Unit

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

SCHEDULE OF LENDERS

CLOSING

Lender	Total Consideration (Principal Balance of Promissory Note)
Frazier Life Sciences X, L.P.	$4,520,958.48	(1)
Frazier Life Sciences X, L.P.	$6,251,152.33	(2)
Frazier Life Sciences X, L.P.	$25,000,000.00
Lightspeed Venture Partners Select IV, L.P.	$9,625,000.00
Lightspeed Frontier I-M L.P.	$125,000.00
Lightspeed Frontier I-E L.P.	$125,000.00
Lightspeed Frontier I-N L.P.	$125,000.00
RA Capital Healthcare Fund, L.P.	$12,250,000.00
RA Capital Nexus Fund II, L.P.	$5,250,000.00
Deerfield Private Design Fund V, L.P.	$15,000,000.00
Abingworth Bioventures 8 LP	$12,500,000.00
Perceptive Life Sciences Master Fund, Ltd.	$10,000,000.00
Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund	$4,847,100.00
Franklin Strategic Series – Franklin Biotechnology Discovery Fund	$2,652,900.00
Catalys Pacific Fund, LP	$7,500,000.00
Samsara BioCapital, L.P.	$6,062,500.00
436, L.P.	$187,500.00
Biotechnology Value Fund, L.P.	$2,681,274.00
Biotechnology Value Fund II, L.P.	$2,010,521.00
Biotechnology Value Trading Fund OS, L.P.	$308,205.00
Greenspring Early Stage II, L.P.	$3,945,414.00

Greenspring Early Stage II-G, L.P.	$735,486.00
Greenspring Early Stage II-K, L.P.	$319,100.00
Qiming U.S. Healthcare Fund II, L.P.	$5,000,000.00
Richard King Mellon Foundation	$750,000.00
Mellon Family Investment Company V	$750,000.00
Sahsen Ventures, LLC	$1,000,000.00
TOTAL	$139,522,110.81

(1)

The Consideration for this Note is an exchange for the existing convertible notes originally issued by each of MokshaCo, Inc. ($500,000 principal amount), North Bridge V, Inc. (later renamed HilleVax, Inc.)($428,005.51 principal amount) and YamadaCo III, Inc. ($1,286,173.93 principal amount) to Frazier as of the Closing, which convertible notes were assumed by the Company in connection with the merger of MokshaCo, Inc. and YamadaCo III, Inc. with and into the Company in February 2021. Such convertible notes shall be null and void upon the issuance of the Note in the amount of $4,520,958.48, representing the as converted principal and accrued interest on such convertible notes as of the Closing.

(2)

The Consideration for this Note is an exchange for the additional convertible notes issued by the Company ($6,250,000 principal amount) to Frazier from April 22, 2021 through July 27, 2021, which shall be null and void upon the issuance of the Note in the amount of $6,251,152.33, representing the principal and accrued interest on such convertible notes as of the Closing.